FOR IMMEDIATE RELEASE	New York, NY (April 28, 2011)

INTERPUBLIC ANNOUNCES FIRST QUARTER 2011 RESULTS

•	First quarter 2011 revenue increase of 10.3% as reported and organic revenue increase of 9.3% reflecting strong performance at all major units
•	Seasonal operating loss of $45.3 million, improved from a loss of $59.4 million a year ago
•	First quarter 2011 seasonal loss per share was ($0.10), compared with ($0.15) per share a year ago

Summary

•	Revenue
o
First quarter 2011 revenue was $1.47 billion, compared to $1.34 billion in the first quarter of 2010, with an organic revenue increase of 9.3% compared to the prior-year period.  Organic revenue growth was 8.8% in the U.S. and 10.2% internationally, with increases in all regions of the world.

•	Operating Results
o	Operating loss in the first quarter of 2011 was $45.3 million, compared to operating loss of $59.4 million in 2010.
o	Operating margin was (3.1)% for the first quarter of 2011, compared to (4.4)% in 2010.
•	Net Results
o
First quarter 2011 net loss available to IPG common stockholders was $48.1 million, resulting in ($0.10) per basic and diluted share. This compares to a net loss available to IPG common stockholders a year ago of $71.5 million, resulting in ($0.15) per basic and diluted share.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

“We are pleased to have started the year with another quarter of strong revenue growth and operating margin improvement.  All of our major agencies contributed to this performance, led by our operations in the U.S. and emerging markets,” said Michael I. Roth, Interpublic’s Chairman and CEO.  “An increasingly fragmented and complex media landscape creates opportunity for continued growth in our sector.  The strategic decisions and investments we’ve made in recent years position us well to deliver the highly digital, integrated and accountable marketing solutions our clients need today.  We remain confident that we can deliver on our 2011 targets of 4-5% organic revenue growth and 9.5-10% operating margin, as well as on our long-term commitment to further enhance shareholder value.”

Operating Results

Revenue
Revenue of $1.47 billion in the first quarter of 2011 was up 10.3% compared with the same period in 2010. During the quarter, the effect of foreign currency translation was positive 1.0%, and the resulting organic revenue increase was 9.3%.

Operating Expenses
During the first quarter of 2011, salaries and related expenses were $1.08 billion, up 10.3% compared to the same period in 2010. After adjusting for currency effects and the impact of net acquisitions, salaries and related expenses increased 9.3% organically.

Staff cost ratio, which is total salaries and related expenses as a percentage of total revenue, remained unchanged in the first quarter of 2011 at 73.2% when compared to the prior-year period.

Severance expense in the first quarter of 2011 was $23.1 million, compared to $10.3 million in the first quarter of 2010.

During the first quarter of 2011, office and general expenses were $439.2 million, up 5.4% compared to the same period in 2010.  After adjusting for currency effects and the impact of net acquisitions, office and general expenses increased 4.2% organically.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Non-Operating Results and Tax
Net interest expense of $23.6 million decreased by $2.5 million, or 9.6%, in the first quarter of 2011 compared to the same period in 2010.

Other expense, net was $6.1 million for the first quarter of 2011.

The income tax benefit in the first quarter of 2011 was $21.5 million on loss before income taxes of $75.0 million, compared to a benefit of $15.3 million on loss before income taxes of $85.0 million in the same period in 2010. The effective tax rate for the first quarter of 2011 was 28.7%, compared to 18.0% for the same period a year ago.

Balance Sheet
At March 31, 2011, cash, cash equivalents and marketable securities totaled $1.85 billion, compared to $2.69 billion at December 31, 2010 and $1.94 billion at March 31, 2010.  Total debt was $1.73 billion at March 31, 2011, compared to $1.74 billion at December 31, 2010 and $1.94 billion at March 31, 2010.

Share Repurchase Program and Common Stock Dividend
Commencing in March, the company repurchased 851,300 shares of its common stock during the quarter, at an average price of $12.36.  During the first quarter of 2011 the company declared and paid a common stock cash dividend of $0.06 per share, for a total of $28.5 million.

For more information concerning the company’s financial results, please refer to the accompanying slide presentation available on our website, www.interpublic.com.

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Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies.  Major global brands include Draftfcb, FutureBrand, GolinHarris International, Initiative, Jack Morton Worldwide, Lowe Worldwide, MAGNAGLOBAL, McCann Erickson, Momentum, MRM Worldwide, Octagon, R/GA, UM and Weber Shandwick.  Leading domestic brands include Campbell-Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe & Partners Company; Hill Holliday; ID Media; Mullen and The Martin Agency.  For more information, please visit www.interpublic.com.

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Contact Information
Philippe Krakowsky (212) 704-1328	Jerry Leshne (Analysts, Investors) (212) 704-1439

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

Cautionary Statement

This release contains forward-looking statements.  Statements in this release that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements.  These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.  Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties.  A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement.  Such factors include, but are not limited to, the following:

•	potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition;
•	our ability to attract new clients and retain existing clients;
•	our ability to retain and attract key employees;
•	risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy;
•	potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments;
•
risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and

•	developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

Investors should carefully consider these factors and the additional risk factors outlined in more detail under Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K.

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax

THE INTERPUBLIC GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONSOLIDATED SUMMARY OF EARNINGS
FIRST QUARTER REPORT 2011 AND 2010
(Amounts in Millions except Per Share Data)
(UNAUDITED)

	Three Months Ended March 31,
	2011	2010	Fav. (Unfav.) % Variance
Revenue:
United States	$865.3	$803.1	7.7%
International	609.5	533.9	14.2%
Total Revenue	1,474.8	1,337.0	10.3%

Operating Expenses:
Salaries and Related Expenses	1,080.1	979.3	(10.3)%
Office and General Expenses	439.2	416.8	(5.4)%
Restructuring and Other Reorganization-Related Charges, Net	0.8	0.3	N/M
Total Operating Expenses	1,520.1	1,396.4	(8.9)%

Operating Loss	(45.3)	(59.4)	23.7%
Operating Margin %	(3.1)%	(4.4)%

Expenses and Other Income:
Interest Expense	(31.9)	(32.6)
Interest Income	8.3	6.5
Other (Expense) Income, Net	(6.1)	0.5
Total (Expenses) and Other Income	(29.7)	(25.6)

Loss before Income Taxes	(75.0)	(85.0)
Benefit of Income Taxes	(21.5)	(15.3)
Loss of Consolidated Companies	(53.5)	(69.7)
Equity in Net Income (Loss) of Unconsolidated Affiliates	0.3	(0.6)
Net Loss	(53.2)	(70.3)
Net Loss Attributable to Noncontrolling Interests	8.0	5.7
Net Loss Attributable to IPG	(45.2)	(64.6)
Dividends on Preferred Stock	(2.9)	(6.9)
Net Loss Available to IPG Common Stockholders	$(48.1)	$(71.5)

Loss Per Share Available to IPG Common Stockholders – Basic and Diluted	$(0.10)	$(0.15)
Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	476.0	471.3
Dividends Declared Per Common Share	$0.06	$0.00

N/M – Not meaningful

Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201 fax